Exhibit E
                        FORM OF DISTRIBUTION AGREEMENT


     DISTRIBUTION AGREEMENT, dated as of , 2000, by and between The Diversified Investors Funds Group II, a Massachusetts business trust (the "Trust"), and Diversified Investors Securities Corp., a Delaware corporation ("DISC" or the "Distributor").

                             W I T N E S S E T H:

     WHEREAS, the Trust has been organized to operate as an open-end investment company registered under the Investment Company Act of 1940, as amended (collectively with the rules and regulations promulgated thereunder, the "1940 Act") and under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Shares of Beneficial Interest (par value $0.00001 per share) of the Trust (the "Shares") are divided into separate series, Diversified Institutional Money Market Fund, Diversified Institutional High Quality Bond Fund, Diversified Institutional Intermediate Government Bond Fund, Diversified Institutional Core Bond Fund, Diversified Institutional HighYield Bond Fund, Diversified Institutional Balanced Fund, Diversified Institutional Stock Index Fund, Diversified Institutional Value & Income Fund, Diversified Institutional Growth & Income Fund, Diversified Institutional Equity Growth Fund, Diversified Institutional Special Equity Fund, Diversified Institutional Aggressive Equity Fund and Diversified Institutional International Equity Fund (each a "Fund" and collectively the "Funds") (each Fund, along with any series which may in the future be established and become subject to this Agreement pursuant to Section 9 hereof, is a "Series"); and

     WHEREAS, the Trust wishes to engage DISC to provide certain services with respect to the distribution of Shares of each Series, and DISC is willing to provide such services to the Trust on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

     1. The Trust grants to the Distributor the right, as agent of the Trust, to solicit and accept orders for the purchase of Shares of each Series upon the terms hereinbelow set forth during the term of this Agreement. While this Agreement is in force, the Distributor agrees to use its best efforts to find purchasers for Shares of each Series.

     The Distributor shall have the right, as agent of the Trust, to order from the Trust the Shares needed, but not more than the Shares needed (except for clerical errors and errors of transmission), to fill unconditional orders for Shares of each Series placed with the Distributor, all such orders to be made in the manner set forth in such Series' then-current prospectus (the

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"Prospectus") and then-current statement of additional information (the
"Statement of Additional Information") relating to such Series. The price which shall be paid to the Trust for the Shares of each Series so purchased shall be the net asset value per Share as determined in accordance with the provisions of the Trust's Declaration of Trust and By-Laws and the respective Series' then-current Prospectus and Statement of Additional Information, as may from time to time be amended (collectively, the "Governing Instruments"). The Distributor shall notify the custodian of the Trust with respect to each Series as of the time, as disclosed in the respective Series' then-current Prospectus, that the net asset value of such Series is determined, or such other time as is agreed to in writing by the Distributor and the Trust) (a "Valuation Time"), on each business day, or as soon thereafter as the orders placed with the Distributor have been compiled, of the number of Shares of each Series and the prices thereof which have been ordered through the Distributor since the respective Valuation Time.

     The right granted to the Distributor to place orders for Shares with the Trust shall be exclusive, except that this exclusive right shall not apply to Shares issued in the event that an investment company (whether a regulated or private investment company or a personal holding company) is merged with and into or consolidated with the Trust or in the event that the Trust acquires, by purchase or otherwise, all (or substantially all) the assets or the outstanding shares of any such company; nor shall it apply to Shares issued by the Trust as a dividend or stock split. The exclusive right to place orders for Shares granted to the Distributor may be waived by the Distributor by notice to the Trust in writing, either unconditionally or subject to such conditions and limitations as may be set forth in such notice to the Trust. The Trust hereby acknowledges that the Distributor may render distribution and other services to other parties, including other investment companies. In connection with its duties hereunder, the Distributor shall also arrange for computation of performance statistics with respect to each Series and arrange for publication of current price information in newspapers and other publications.

     2. The Shares may be sold by the Distributor on behalf of the Trust, to any investor or to or through any dealer having a sales agreement with the Distributor, upon the following terms and conditions:

     The public offering price of Shares of each Series, i.e., the price per Share at which the Distributor or any dealer purchasing Shares through the Distributor may sell shares to the public, shall be as disclosed in the respective Series then-current Prospectus.

     The Trust shall have the right to suspend the sale of Shares of any Series for any reason and to reject any purchase order in its sole discretion.

     3. The Trust agrees that it will, from time to time, but subject to the necessary approval, if any, of its shareholders and Trustees, take all necessary action to register such number of Shares of each Series under the 1933 Act as the Distributor may reasonably be expected to sell.

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     The Distributor shall be an independent contractor and neither the
Distributor nor any of its directors, officers or employees as such, is or shall be, solely by reason of this Agreement, an employee of the Trust. It is understood that Trustees, officers and shareholders of the Trust are or may become interested in the Distributor, as directors, officers, employees, or otherwise and that directors, officers and employees of the Distributor are or may become similarly interested in the Trust and that the Distributor may be or become interested in the Trust as a shareholder or otherwise. The Distributor is responsible for its own conduct and the employment, control and conduct (but only with respect to the duties and obligations of the Distributor hereunder) of its agents and employees and for any injury to any person through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

     4. The Distributor covenants and agrees that, in selling Shares, it will in all respects conform with the requirements of all state and federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. relating to the sale of Shares, and will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934 (the "Indemnified Parties") against all losses, liabilities, damages, claims or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and advances for reasonable counsel fees incurred in connection therewith) arising from any claim, demand, action or suit (collectively, "Claims"), (i) arising by reason of any person's acquiring any of the Shares through the Distributor, which may be based upon the 1933 Act or any other statute or common law, on account of any wrongful act of the Distributor or any of its employees (including any failure to conform with any requirement of any state or federal law or the Rules of Fair Practice of the National Association of Securities Dealers, Inc. relating to the sale of Shares) or on the ground that the registration statement of the Trust under the 1933 Act, including all amendments thereto (the "Registration Statement"), or Prospectus or previous prospectus or Statement of Additional Information or previous statement of additional information, with respect to such Shares, includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, if and only if any such act, statement or omission was made in reliance upon information furnished by the Distributor to the Trust; or
(ii) which may be incurred or arise by reason of the Distributor acting as agent of the Trust or any Series; provided, however, that in no case (a) is the indemnity of the Distributor in favor of any Indemnified Party to be deemed to protect any such Indemnified Party against liability to which such Indemnified Party would otherwise be subject by reason of his or its willful misfeasance, bad faith or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its or his obligations and duties under this Agreement or (b) is the Distributor to be liable under its indemnity agreement contained in this Section 4 with respect to any Claim made against any Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within 10 calendar days after the summons or other first legal process giving information of the nature of the Claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have

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received notice of such service on any designated agent), but failure to notify the Distributor of any such Claim shall not relieve it from any liability which it may have to any Indemnified Party otherwise than on account of its indemnity agreement contained in this Section 4. The Distributor shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce any such Claim, and, if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to each Indemnified Party. In the event that the Distributor elects to assume the defense of any such suit and retain such counsel, each Indemnified Party shall bear the fees and expenses of any additional counsel retained by it but, in case the Distributor does not elect to assume the defense of any such suit, it shall reimburse the Indemnified Parties for the reasonable fees and expenses of any counsel retained by them. Except with the prior written consent of the Distributor, no Indemnified Party shall confess any Claim or make any compromise in any case in which the Distributor will be asked to indemnify such Indemnified Party. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceeding against it in connection with the issuance and sale of any of the Shares. The indemnity provisions of this Agreement shall survive the termination of this Agreement with respect to events occurring prior to such termination.

     Neither the Distributor nor any dealer nor any other person is authorized to give any information or to make any representation on behalf of the Trust in connection with the sale of Shares of any Series, other than those contained in the Registration Statement or Prospectus or Statement of Additional Information relating to such Series.

     In connection with sales and offers of sales of Shares, the Distributor shall give only such information and make only such statements or representations as are contained in the Prospectus, Statement of Additional Information or information furnished in writing to the Distributor by the Trust, and the Trust shall not be responsible in any way for any other information, statements or representations given or made by the Distributor or its representatives or agents.

     5. The Trust will pay, or cause to be paid--

        (i) all costs and expenses of the Trust (except for the costs of the Distributor in carrying out this Agreement), including, but not limited to, fees and disbursements of its counsel, in connection with the preparation and filing of the Registration Statement, each Prospectus and Statement of Additional Information, and preparing and mailing to shareholders Prospectuses, Statements of Additional Information with respect to Shares of each Series, all costs and expenses of the holding of meetings of the Trust's Board of Trustees and materials related thereto, statements and confirmations and periodic reports (including the expense of setting in type the Registration Statement, Prospectus and Statement of Additional Information or any periodic report with

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respect to Shares of each Series), all costs and fees associated with registering the Trust or its Shares under federal or state securities laws;

        (ii) the cost of preparing temporary or permanent certificates for Shares;

        (iii) the cost and expenses of delivering to the Distributor at it office in Purchase, New York all Shares purchased through it as agent hereunder;

        (iv) all fees and disbursements of the Trust's transfer agent and custodian or depository with respect to each Series, subject to the Trust's transfer agent and custody agreements;

        (v) a fee to the administrator of the Trust pursuant to an administrative services agreement;

        (vi) a fee to the investment adviser of the Trust, if any, pursuant to an investment advisory agreement with such investment adviser; and

        (vii) a fee to the Distributor of the Trust from each Series not to exceed on an annual basis [0.25%] of the average daily net assets of the Series as reimbursement for or in anticipation of costs and expenses incurred by the Distributor in connection with the sale of Shares of each Series.

     The Distributor agrees that with respect to the sale of Shares of each Series, subject to the Trust's obligations under clause (iv) above, (a) after the Prospectus and Statement of Additional Information and periodic reports with respect to each Series have been set in type, it will bear the expense of printing and distributing any copies thereof ordered by it which are to be used in connection with the offering or sale of Shares of such Series to any dealer or prospective investor and (b) it will bear the expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by any dealer in connection with the offering of Shares of such Series for sale to the public and any expense of sending confirmations and statements to any dealer having a sales agreement with the Distributor.

     6. If, at any time during the term of this Agreement, the Trust shall deem it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with any recommendation or requirement of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under Massachusetts or federal tax laws, it shall notify the Distributor of the form of amendment which it deems necessary or advisable and the reasons therefor. If the Distributor declines to assent to such amendment (after a reasonable time), the Trust may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If, at any time during the term of this Agreement, the Distributor requests the Trust to make any change in its Governing Instruments or in its methods of doing business which are necessary in order to comply with any requirement of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which the Distributor is

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or may become a member, relating to the sale of Shares, and the Trust fails
(after a reasonable time) to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Trust without payment of any penalty.

     7. The Distributor agrees that it will not take any long or short position in the Shares of any Series and that, so far as it can control the situation, it will prevent any of its directors or officers from taking any long or short position in the Shares of such Series, except as permitted by the Governing Instruments.

     8. This Agreement shall become effective upon its execution and shall continue in force for a period of two years and indefinitely thereafter, provided that such continuance is "specifically approved at least annually" by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Distributor at a meeting specifically called for the purpose of voting on such approval, and by the Board of Trustees of the Trust.

     This Agreement may be terminated as to any Series at any time (i) by the Trust, (a) by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or the Distributor, (b) by the vote of a majority of the full Board of Trustees of the Trust, or (c) by the "vote of a majority of the outstanding voting securities" of the Trust, or (ii) by the Distributor, in any case without payment of any penalty on not more than 60 days' nor less than 30 days' written notice to the other party.

     This Agreement shall automatically terminate in the event of its assignment.

     9. In the event that the Trust establishes one or more series of Shares, in addition to those set forth in the preamble above, with respect to which it desires to have the Distributor render services under the terms hereof, it shall notify the Distributor in writing to provide such services, and if the Distributor agrees in writing to provide such services, such series of shares shall become Series hereunder.

     10. The terms "vote of a majority of the outstanding voting securities", "interested person", "assignment" and "specifically approved at least annually" shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission thereunder.

     11. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     12. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts. The captions in this Agreement

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are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written. Pursuant to the Trust's Declaration of Trust as may be amended from time to time, the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust individually, but bind only the Trust estate of the Series.

                               THE DIVERSIFIED INVESTORS
                                 FUNDS GROUP II


                               By:
                                  Tom A. Schlossberg
                                  President



                               DIVERSIFIED INVESTORS
                                 SECURITIES CORP.


                               By:
                                  Name:
                                  Title: